UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

Allegiant Travel Company

_______________________________________________

(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

8360 S. Durango Drive
Las Vegas, NV		89113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1     Registrant’s Business and Operations

Item 1.01      Entry into a Material Definitive Agreement.

                On February 26, 2013, Allegiant Travel Company (the "Company") and Andrew Levy entered into a new Employment Agreement superseding the existing agreement between the parties whose initial term expired on December 31, 2012. Mr. Levy serves as the President of the Company. The new Employment Agreement has a four-year term. Under the new Employment Agreement, Mr. Levy will receive a base salary of $350,000 per year, will be entitled to participate in the Company’s annual bonus plan for cash bonuses of up to 300% of his base salary and an equal value of equity grants. Upon signing the Agreement, Mr. Levy received equity grants of 18,682 shares of restricted stock and stock options to purchase 75,796 shares at a grant price equal to the closing price of the Company’s common stock on the date of grant. The restricted stock and stock options will vest over a three-year period subject to acceleration upon termination of employment without cause or upon a change of control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Scott Sheldon
	Name:	Scott Sheldon
	Title:	Chief Financial Officer